Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196594

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

SUPPLEMENT NO. 1, DATED OCTOBER 20, 2014,
TO THE PROSPECTUS, DATED SEPTEMBER 25, 2014

This prospectus supplement, or this Supplement No. 1, is part of the prospectus of American Realty Capital — Retail Centers of America II, Inc., or the Company, dated September 25, 2014, or the Prospectus. This Supplement No. 1 supplements, modifies or supersedes certain information contained in the Prospectus and should be read in conjunction with the Prospectus. This Supplement No. 1 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 1 is to update disclosure relating to the asset management subordinated participation.

PROSPECTUS UPDATES

Each occurrence of the phrase “Asset Management Subordinated Participation” throughout the Prospectus is deleted in its entirety and the phrase “Asset Management Subordinated Deferred Participation” is inserted in lieu thereof.